UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

___________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): September 3, 2008 (August 27, 2008)

HEALTHWAYS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-19364	62-1117144
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

701 Cool Springs Boulevard Franklin, Tennessee	37067
(Address of principal executive offices)	(Zip Code)

(615) 614-4929

(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On August 27, 2008, the Board of Directors (the “Board”) of Healthways, Inc. (the “Company”) adopted Amendment No. 2 (the “Amendment”) to the Company’s Amended and Restated Bylaws (the “Bylaws”), which amends the Bylaws as follows:

Advance Notice

Article II of the Bylaws requires stockholders intending to make a director nomination or bring other business at a stockholder meeting to have provided the Company advance written notice of such nominations or business. The Amendment amends Article II to (i) explicitly provide that the provisions of Article II of the Bylaws are the exclusive means for a stockholder to submit such business, other than proposals governed by Rule 14a-8 of the federal proxy rules (which provides its own procedural requirements) and (ii) expand the required disclosure regarding the stockholders making such proposals or nominations.

Action Without Meeting

Section 3.6 of the Bylaws formerly permitted the Board to take any action required or permitted to be taken at a Board meeting without a meeting if all of members of the Board consented in writing to the taking of such action without a meeting. The Amendment allows the Board to act in such situations if a majority of the Board consents in writing to taking of such action without a meeting.

Fiscal Year

Article VIII of the Bylaws formerly provided that in the absence of an affirmative determination by the Board, the fiscal year of the Company would end on August 31. The Amendment changes this provision such that in the absence of an affirmative determination, the Company’s fiscal year shall end December 31.

The foregoing description of the Amendment is qualified in its entirety by reference to the Amendment, which is attached hereto as Exhibit 3.1 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits:

Exhibit 3.1	Amendment No. 2 to Amended and Restated Bylaws

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HEALTHWAYS, INC.

By:	/s/ Alfred Lumsdaine
Alfred Lumsdaine
Senior Vice President and Corporate Controller

Date: September 3, 2008

EXHIBIT INDEX

Exhibit 3.1	Amendment No. 2 to Amended and Restated Bylaws